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                                                               Exhibit 99(10)(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 8, 2005 accompanying the consolidated financial statements of the Penn Mutual Life Insurance Company, and to the use of our report dated April 1, 2005 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment No. 9 to the Registration Statement
No. 333-62811 on form N-4 and the related prospectus of Penn Mutual Variable Annuity Account III.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
April 25, 2005